Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 16, 2010 except for the first paragraph of Note 13, as to which the date is September 30, 2010, relating to the financial statements of Pacific Biosciences of California, Inc., which appears in such Registration Statement (No. 333-168858) on Form S-1 filed on October 20, 2010.

/s/ PricewaterhouseCoopers LLP
San Jose, California October 29, 2010